UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.    )

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BIND THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIND Therapeutics, Inc.

PROXY STATEMENT

Annual Meeting of Stockholders

June 9, 2015
8:30 a.m. (Eastern Time)

BIND THERAPEUTICS, INC.

325 VASSAR STREET, CAMBRIDGE, MASSACHUSETTS 02139

April 27, 2015

To Our Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of BIND Therapeutics, Inc. at 8:30 a.m. local time, on Tuesday, June 9, 2015, at the offices of Latham & Watkins LLP, John Hancock Tower, 27th Floor, 200 Clarendon Street, Boston, Massachusetts 02116.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to attend the Annual Meeting, you must call (857) 209-2275 no later than 5:00 p.m. Eastern time on June 7, 2015 to have your name placed on the attendance list. Please see the section called “Who Can Attend the 2015 Annual Meeting of Stockholders?” on page 3 of the proxy statement for more information about how to attend the meeting in person.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Andrew Hirsch

President and Chief Executive Officer

Table of Contents continued

Notice of Annual Meeting of Stockholders

To Be Held Tuesday, June 9, 2015

BIND THERAPEUTICS, INC.

325 VASSAR STREET, CAMBRIDGE, MASSACHUSETTS 02139

The Annual Meeting of Stockholders (the “Annual Meeting”) of BIND Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at the offices of Latham & Watkins LLP, John Hancock Tower, 27th Floor, 200 Clarendon Street, Boston, Massachusetts 02116 on Tuesday, June 9, 2015, at 8:30 a.m. local time, for the following purposes:

To elect Robert Langer, Sc.D. as a Class II Director to serve until the 2018 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified;

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Holders of record of our Common Stock as of the close of business on April 14, 2015 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 325 Vassar Street, Cambridge, Massachusetts 02139 for a period of ten days prior to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Christopher Lindblom

Secretary

Cambridge, Massachusetts

April 27, 2015

Proxy Statement

BIND THERAPEUTICS, INC.

325 VASSAR STREET, CAMBRIDGE, MASSACHUSETTS 02139

This proxy statement is furnished in connection with the solicitation by the Board of Directors of BIND Therapeutics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 9, 2015 (the “Annual Meeting”), at the offices of Latham & Watkins LLP, John Hancock Tower, 27th Floor, 200 Clarendon Street, Boston, Massachusetts 02116 at 8:30 a.m. local time, and at any continuation, postponement, or adjournment thereof. Holders of record of shares of Common Stock, $0.0001 par value (Common Stock”), as of the close of business on April 14, 2015 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. As of the Record Date, there were approximately 20,393,574 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2014 (the “2014 Annual Report”) will be released on or about April 27, 2015 to our stockholders on the Record Date.

In this proxy statement, “BIND”, “Company”, “we”, “us”, and “our” refer to BIND Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 9, 2015

This Proxy Statement and our 2014 Annual Report to Stockholders are available at http://www.proxyvote.com/

Stockholders may receive directions to attend the meeting in person by calling (857) 209-2275.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

To elect Robert Langer, Sc.D. as a Class II Director to serve until the 2018 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified;

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors, or Board, recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

FOR the election of Robert Langer, Sc.D. as a Class II Director; and

FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because BIND’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, BIND is making this proxy statement and its 2014 Annual Report available to its stockholders electronically via the Internet. On or about April 27, 2015, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2014 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2014 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2015 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 14, 2015. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 20,393,574 shares of Common Stock issued and outstanding and entitled to vote.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2015 ANNUAL MEETING OF STOCKHOLDERS?

All BIND stockholders entitled to vote at the Annual Meeting may attend our 2015 Annual Meeting of Stockholders. If your shares are held in street name, however, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares.

If you would like to attend the Annual Meeting, you must call (857) 209-2275 no later than 5:00 p.m. Eastern time on June 7, 2015 to have your name placed on the attendance list. In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). If your shares are held in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING OF STOCKHOLDERS

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 8, 2015.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of such revocation to the Secretary of BIND prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING OF STOCKHOLDERS

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are set forth on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class II Director.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the ratification of the appointment of Deloitte and Touche LLP.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON—PROPOSAL 1

Election of Directors

At the Annual Meeting, one (1) Class II Director is to be elected to hold office until the Annual Meeting of Stockholders to be held in 2018 and until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation or removal.

We currently have nine (9) Directors on our Board, including three (3) Class II Directors. Our current Class II Directors are Robert Langer, Sc.D., who has served on our Board since 2006, Yurii Udaltsov, Cand. Sc., who has served on our Board since 2011, and Scott Minick, who has served on our Board since 2008. Neither Yurii Udaltsov, Cand. Sc. nor Scott Minick has been nominated for re-election as a Class II Director at the Annual Meeting following the end of his current term. The Board has nominated one director candidate for election as a Class II Director at the Annual Meeting: Robert Langer, Sc.D. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class II Director. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors to whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class composition is as follows: Class I, whose term will expire at the 2017 Annual Meeting of Stockholders and whose subsequent term will expire at the 2020 Annual Meeting of Stockholders; Class II, whose term currently expires at the 2015 Annual Meeting of Stockholders and whose subsequent term will expire at the 2018 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2016 Annual Meeting of Stockholders and whose subsequent term will expire at the 2019 Annual Meeting of Stockholders. The current Class I Directors are Peter Barton Hutt, Charles Rowland, and Amy Schulman; the current Class II Directors are Robert Langer, Sc. D., Scott Minick and Yurii Udaltsov, Cand. Sc.; and the current Class III Directors are Eric Rowinsky, Daniel Lynch and Amir Nashat, Sc. D. As stated above, Yurii Udaltsov, Cand. Sc. and Scott Minick are not standing for re-election at the Annual Meeting.

Our Restated Certificate of Incorporation and Amended and Restated By-laws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our Directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

There are no family relationships among any of our executive officers or directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as a Class II Director the person whose name and biography appears below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event Robert Langer, Sc.D. should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that Mr. Langer will be unable to serve if elected. Mr. Langer has consented to being named in this proxy statement and to serve if elected.

PROPOSALS TO BE VOTED ON—PROPOSAL 1

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the one nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class II Director. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class II Director nominee.

NOMINEE FOR CLASS II DIRECTOR (TERM TO EXPIRE AT THE 2018 ANNUAL MEETING)

The nominee for election to the Board of Directors as a Class II Director is as follows:

Name	Age	Served as a Director Since	Current Positions with BIND
Robert Langer, Sc.D.	66	2006	Co-Founder, Consultant and Director

The principal occupation and business experience, for at least the past five years, of the Class II Nominee for election at the 2015 Annual Meeting is as follows:

ROBERT LANGER, SC.D.	Age 66

Robert Langer, Sc.D. is one of our co-founders and has served as a member of our Board of Directors since 2006. Dr. Langer also serves as chairman of our scientific advisory board. Dr. Langer has been an Institute Professor at MIT since 2005, and prior to that was an Assistant Professor at MIT since 1978. Dr. Langer has received the National Medal of Science, National Medal of Technology and Innovation, Queen Elizabeth Prize for Engineering, Kyoto Prize in Advance Technology, Wolf Prize in Chemistry, Charles Stark Draper Prize, Albany Medical Center Prize in Medicine and Biomedical Research and the Lemelson-MIT prize. Dr. Langer is one of the very few individuals ever elected to the Institute of Medicine, the National Academy of Engineering, and the National Academy of Sciences. Dr. Langer received his B.S. from Cornell University and his Sc.D. from MIT, both in Chemical Engineering. He currently serves on the board of directors of Ocata Therapeutics, Inc. and previously served as a director of Momenta Pharmaceuticals from 2001 to 2009, Wyeth from 2004 to 2009, Fibrocell Science, Inc. from 2010 to 2012 and Millipore Corp from 2009 to 2010. Dr. Langer’s pioneering academic work, including his application of nanotechnology for developing novel targeted strategies for cancer therapy, contributed to our Board of Directors’ conclusion that he should serve as a Director of our Company.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2018 ANNUAL MEETING)

The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with BIND
Peter Barton Hutt	80	2008	Director
Charles A. Rowland, Jr.	56	2014	Director
Amy W. Schulman	54	2014	Director

PROPOSALS TO BE VOTED ON—PROPOSAL 1

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

PETER BARTON HUTT	Age 80

Peter Barton Hutt has served as a member of our Board of Directors since 2008. Mr. Hutt is a senior counsel in the Washington, D.C. law firm of Covington & Burling LLP specializing in food and drug law. Mr. Hutt began his law practice with the firm in 1960 and except for his four years in the government, has continued at the firm ever since. Mr. Hutt served as Chief Counsel for the FDA during 1971 to 1975. Mr. Hutt serves on the board of directors of Xoma Corp., Q Therapeutics, Concert Pharmaceuticals Inc. and DBV Technologies. From 2001 to 2014 he served on the board of directors of Momenta Pharmaceuticals, Inc., from 2008 to 2011, he served on the board of directors of Celera Corp, from 2002 to 2012, he served on the board of Ista Pharmaceuticals, Inc. and from 2003 to 2008 he served on the board of MMRGlobal, Inc., formerly Favrille, Inc. Mr. Hutt’s extensive knowledge of and experience with food and drug law and his service on numerous boards of directors in the biotechnology and pharmaceutical industries contributed to our Board of Directors’ conclusion that he should serve as a Director of our Company.

CHARLES A. ROWLAND, JR.	Age 56

Charles A. Rowland, Jr. has served as a member of our Board of Directors since May 2014. Mr. Rowland was Vice President and Chief Financial Officer of ViroPharma Incorporated, an international biopharmaceutical company, from October 2008 until it was acquired by Shire plc in January 2014. Prior to joining ViroPharma, Mr. Rowland was the Executive Vice President and Chief Financial Officer, as well as the interim Co-Chief Executive Officer, for Endo Pharmaceuticals Inc., a specialty pharmaceutical company with a primary focus in pain management, where he served from 2006 to 2008. Mr. Rowland previously held positions of increasing responsibility at Biovali Corporation, Breakaway Technologies, Inc., Pharmacia Corporation, Novartis AG and Bristol-Myers Squibb Co. Mr. Rowland currently serves on the board of directors and as audit committee chairman of Aurinia Pharmaceuticals Inc. and Vitae Pharmaceuticals, Inc. and previously served on the board of directors and as an audit committee member of Idenix Pharmaceuticals, Inc., a biopharmaceutical company, from June 2013 until it was acquired by Merck & Co. in August 2014. He is also a board member of the Philadelphia chapter of Financial Executives International. Mr. Rowland holds an M.B.A. with a finance concentration from Rutgers’s University and a B.S. in accounting from Saint Joseph’s University. Mr. Rowland’s extensive professional experience as a chief financial executive in the biotechnology and pharmaceutical industries and his experience serving as a director of a publicly traded biotechnology company contributed to our Board of Directors’ conclusion that he should serve as a Director of our Company.

PROPOSALS TO BE VOTED ON—PROPOSAL 1

AMY W. SCHULMAN	Age 54

Amy W. Schulman has served as a member of our Board of Directors since September 2014. Ms. Schulman joined Arsia Therapeutics as Chief Executive Officer in August 2014, at the same time she began her role as a Venture Partner at Polaris Partners. Ms. Schulman is also a Senior Lecturer at Harvard Business School, where she was appointed to the faculty in July 2014. Prior to this, she joined Pfizer Inc. in 2008 and served as Executive Vice President and General Counsel and the Business Unit Lead for Pfizer’s Consumer Healthcare business until December 2013. Before joining Pfizer, she was a partner at DLA Piper, where she was a member of the Board and Executive Policy Committees. Ms. Schulman is a Phi Beta Kappa graduate of Wesleyan University and earned her J.D. from Yale Law School in 1989. She serves on the Board of Directors of Alnylam, The Brookings Institution and Wesleyan University. Ms. Schulman’s extensive board and senior executive leadership experience in the biotechnology and pharmaceutical industries contributed to our Board of Directors’ conclusion that she should serve as a Director of our Company.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2016 ANNUAL MEETING)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with BIND
Daniel Lynch	57	2012	Chairman of the Board and Director
Amir Nashat, Sc.D.	42	2008	Director
Eric K. Rowinsky, M.D.	58	2014	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

DANIEL LYNCH	Age 57

Daniel Lynch has served as the Chairman of our Board of Directors since October 2012. He spent nearly five years at ImClone Systems, a biotechnology company, serving as Chief Executive Officer from April 2003 to November 2005 and Chief Financial Officer from April 2001 to March 2003. Earlier in his career, he served in various financial positions at Bristol-Myers Squibb over a 15-year tenure. Mr. Lynch currently serves on the board of directors of bluebird bio, Inc., a biotechnology company, and Eleven Biotherapeutics, a biotechnology company. He previously served on the board of directors and the audit committee of U.S. Oncology, Inc. from 2006 until December 2010. Mr. Lynch received his B.A. in Mathematics from Wesleyan University and his M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. Mr. Lynch’s extensive board and senior executive leadership experience in the biotechnology and pharmaceutical industries contributed to our Board of Directors’ conclusion that he should serve as a Director of our Company.

AMIR NASHAT, SC.D.	Age 42

Amir Nashat, Sc.D. has served as a member of our Board of Directors since February 2008. Dr. Nashat has been a Managing General Partner at Polaris Venture Partners, a venture capital firm, since 2009 and focuses on investments in the life sciences. He currently serves on the board of directors of Receptos, Inc. and Fate Therapeutics. Dr. Nashat completed his Sc.D. as a Hertz Fellow in Chemical Engineering at MIT with a minor in Biology under the guidance of Dr. Langer. Dr. Nashat earned both his M.S. and B.S. in Materials Science and Mechanical Engineering at the University of California, Berkeley. Dr. Nashat’s extensive experience as a venture capitalist and board member to numerous companies in the biotechnology industry contributed to our Board of Directors’ conclusion that he should serve as a Director of our Company.

PROPOSALS TO BE VOTED ON—PROPOSAL 1

ERIC K. ROWINSKY M.D.	Age 58

Eric K. Rowinsky, M.D., has served as a member of our Board of Directors since September 2014. Dr. Rowinsky has served as the Head of Research and Development and Chief Medical Officer of Stemline Therapeutics, Inc., a biotechnology company, since January 2012 and as a board member of Biogen since 2010. Dr. Rowinsky is also an Adjunct Professor of Medicine at New York University. Prior to that, he was the Chief Medical Officer of Primrose Therapeutics, Inc. from August 2010 until its acquisition in September 2011. From 2005 to December 2009, he served as the Chief Medical Officer and Executive Vice President of ImClone Systems Incorporated. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy & Research Center’s Institute for Drug Development, including Director of the Institute and Director of Clinical Research. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins School of Medicine and on the staff of the Johns Hopkins Hospital. Dr. Rowinsky is also a member of the boards of directors of Coronado Biosciences, Inc. and Navidea Biopharmaceuticals, Inc. Dr. Rowinsky earned his medical degree from Vanderbilt University School of Medicine and a fellowship in medical oncology from the Johns Hopkins University. Dr. Rowinsky’s medical knowledge and cancer therapy research and his experience serving as Chief Medical Officer to several biotechnology companies contributed to our Board of Directors’ conclusion that he should serve as a Director of our Company.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Deloitte & Touche LLP also served as our independent registered public accounting firm for 2014. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and permissible non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for 2016. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.

VOTE REQUIRED

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2014 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board, or PCAOB.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from BIND Therapeutics, Inc. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain permissible non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Charles Rowland

Amir Nashat, Sc.D.

Yurii Udaltsov, Cand. Sc.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2014	2013
Audit Fees	$446,000	$1,347,000
Audit-Related Fees	—	—
Tax Fees	44,000	13,000
All Other Fees	—	—
Total Fees	$490,000	$1,360,000

AUDIT FEES

Audit Fees consist of fees billed for professional services performed by Deloitte & Touche LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2013 Audit Fees is $1,050,000 of fees billed in connection with our initial public offering.

TAX FEES

Tax fees comprise fees for a variety of permissible services relating to U.S. tax compliance, tax planning, and tax advice.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report, for informational purposes, any pre-approval decisions at the Audit Committee’s next regularly scheduled meeting.

During 2014 and 2013, no services were provided to us by Deloitte & Touche LLP other than in accordance with the pre-approval policies and procedures described above.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position	In Current Position Since
Andrew Hirsch [1]	44	President, Chief Executive Officer	2015
Hagop Youssoufian, M.Sc., M.D. [2]	58	Chief Medical Officer	2014
Dan Koerwer [3]	47	Chief Business Officer	2015
Christopher Lindblom [4]	43	Senior Vice President, Finance and Administration, Treasurer and Secretary	2015

[1]	Andrew Hirsch has served as our President and Chief Executive Officer since March 10, 2015. Prior to that, Mr. Hirsch served as our Chief Operating Officer since February 15, 2014, and as our Chief Financial Officer since July 2012. From June 2011 to May 2012, he was Vice President of Finance and Chief Financial Officer at Avila Therapeutics, Inc., a biotechnology company, until its acquisition by Celgene Corporation. From 2002 to 2011, Mr. Hirsch served in roles of increasing responsibility at Biogen, a biotechnology company, including the most recent role from 2010 to 2011 as Vice President, Corporate Strategy and M&A. While at Biogen, Mr. Hirsch also served as Program Executive for the Tecfidera development team, leading the successful transition from phase 2 to phase 3 clinical trials, as well as the Avonex and Tysabri programs. Additionally, Mr. Hirsch held various positions in the finance organization at Biogen including leading the company’s Business Planning and Investor Relations functions. He received his M.B.A. from the Tuck School at Dartmouth College and a B.A. in Economics from the University of Pennsylvania.

[2]	Hagop Youssoufian, M.Sc., M.D. has served as our Chief Medical Officer since November 2014. Prior to joining BIND, Dr. Youssoufian served as Executive Vice President of Research and Development at Progenics Pharmaceuticals, Inc., a biopharmaceutical company. Prior to that, from June 2011 to April 2013, he was President and Chief Medical Officer at Ziopharm Oncology, a biopharmaceutical company. Dr. Youssoufian also served as Senior Vice President and Chief Medical Officer at ImClone Systems, a biopharmaceutical company, from April 2005 to June 2011. In addition, Dr. Youssoufian has held other senior roles in clinical and translational science at ImClone Systems, Sanofi Aventis and Bristol-Myers Squibb. Dr. Youssoufian has served on the faculties at Baylor College of Medicine and Harvard Medical School and received his M.Sc. and M.D. from the University of Massachusetts Medical School and a B.S. from Boston College.

[3]	Dan Koerwer has served as our Chief Business Officer since March 10, 2015. Prior to that, he served as our Senior Vice President, Business Development and Commercial since June 2013. From August 2010 to June 2013, Mr. Koerwer served as our Head of Market and Business Development. From 2007 to July 2010, Mr. Koerwer was President and Managing Director of Eidetica Biopharma, GmbH, a subsidiary of Biogen focused on developing a portfolio of protein therapeutics. From 1998 to 2007, he held various management roles at Biogen. Mr. Koerwer led Research Operations across Biogen’s North American research sites. Subsequently, he led global New Product Commercialization then assumed the role of Chief of Staff, Biogen International in Zug, Switzerland. Mr. Koerwer has worked as a management consultant with Booz, Allen & Hamilton and began his career in sales at the Rohm and Haas Company. He received his M.B.A. from Harvard Business School and B.S. in Biochemistry from Boston College.

[4]	Christopher Lindblom has served as our Senior Vice President, Finance and Administration, Treasurer and Secretary since March 10, 2015. Prior to that, he served as our Vice President, Finance since March 2014. From May 2013 to March 2014, Mr. Lindblom was the Vice President of Finance and Treasurer of OvaScience, Inc., a life sciences company. From October 2006 to May 2013, he served in various financial roles of increasing responsibility at Infinity Pharmaceuticals, Inc., a biotechnology company, including as Vice President, Accounting and Financial Planning. Mr. Lindblom previously served as Assistant Controller and in other finance roles at Millennium Pharmaceuticals, Inc. from April 2002 to October 2006, including during the VELCADE product launch. Mr. Lindblom began his career at PricewaterhouseCoopers. He is a certified public accountant. He received his M.B.A. from Boston College and B.S. in Accounting from Syracuse University.

None of our executive officers is related to any other executive officer or to any of our Directors.

Corporate Governance

GENERAL

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee, and Development Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee, our Corporate Governance Guidelines and our Code of Ethics in the “Corporate Governance” section of the “Investors and Media” page of our website located at www.bindtherapeutics.com, or by writing to our Secretary at our offices at 325 Vassar Street, Cambridge, Massachusetts, 02139. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement.

BOARD COMPOSITION

Our Board of Directors currently consists of nine (9) members: Peter Barton Hutt, Robert Langer, Sc.D., Daniel Lynch, Scott Minick, Amir Nashat, Sc.D., Eric Rowinsky, M.D., Charles Rowland, Amy Schulman, and Yurii Udaltsov, Cand. Sc. Neither Yurii Udaltsov, Cand. Sc. nor Scott Minick have been nominated for re-election at the Annual Meeting following the end of his current terms.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated By-laws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our Directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

DIRECTOR INDEPENDENCE

Our Board has determined that six of our nine directors, Mr. Hutt, Dr. Nashat, Dr. Rowinsky, Mr. Rowland, Ms. Schulman and Dr. Udaltsov are independent directors in accordance with the listing requirements of the NASDAQ Global Select Market. Dr. Noubar Afeyan, Ph. D., who served as a director on our Board until the 2014 Annual Meeting and did not stand for re-election, was an independent director in accordance with the listing requirements of the NASDAQ Global Select Market. In compliance with NASDAQ rules, our Board consists of a majority of independent directors. The NASDAQ independence definition includes a series of objective tests, including that the director or director nominee, as applicable, is not, and has not been for at least three years, one of our employees and that neither the director or director nominee, as applicable, nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director and director nominee that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these

CORPORATE GOVERNANCE

determinations, our Board of Directors reviewed and discussed information provided by the directors, the director nominee and us with regard to each director’s and the director nominee’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director. To the extent feasible, candidates are interviewed by the Nominating and Corporate Governance Committee, other members of the Board, and members of our executive management.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, ethics and values, practical business judgment, experience in corporate management and finance, relevant social policy concerns, professional and academic experience relevant to the Company’s industry and operations, and experience as a board member or executive officer of another publicly held company. The Nominating and Corporate Governance Committee also considers the candidate’s diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members, as well as diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, BIND Therapeutics, Inc., 325 Vassar Street, Cambridge, Massachusetts 02139. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the Directors as he considers appropriate.

CORPORATE GOVERNANCE

Communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors by writing: c/o Secretary, BIND Therapeutics, Inc. 325 Vassar Street, Cambridge, Massachusetts 02139.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board of Directors is currently chaired by Mr. Lynch. As a general policy, our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. As such, Andrew Hirsch serves as our President and Chief Executive Officer while Mr. Lynch serves as the Chairman of the Board but is not an officer of the company. We expect and intend the positions of Chairman of the Board of Directors and Chief Executive Officer to continue to be held by two individuals in the future.

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Our Board of Directors does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

CODE OF ETHICS

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our code of business conduct and ethics is available in the “Corporate Governance” section of the “Investors and Media” page of our website at www.bindtherapeutics.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of the NASDAQ Global Select Market concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were 12 meetings of the Board of Directors during 2014, and each Director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the Director served during the period in which he served as a Director.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. Five directors and Charles Rowland, who was then a nominee for director, attended the 2014 Annual Meeting of Stockholders.

Committees of the Board

The Board of Directors has established four standing committees—the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Development Committee—each of which operates under a charter that has been approved by our Board of Directors. Current copies of the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted in the “Corporate Governance” section of the “Investors and Media” page of our website located at www.bindtherapeutics.com.

The members of each of the Board committees and committee chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Development
Peter Barton Hutt		X	Chair
Robert Langer, Sc.D.
Daniel Lynch
Scott Minick
Amir Nashat, Sc.D.	X		X
Eric Rowinsky, M.D.			X	Chair
Charles Rowland	Chair
Amy Schulman		Chair
Yurii Udaltsov, Cand. Sc.	X	X

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;

•	discussing our risk management policies;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee Report required by SEC rules (which is included on page 12 of this proxy statement).

The current members of the Audit Committee are Mr. Rowland, and Drs. Nashat and Udaltsov. Mr. Rowland serves as the chairperson of the Audit Committee. The Board of Directors has appointed Amy Schulman to serve on the Audit Committee effective immediately following the 2015 Annual Meeting. Our Board of Directors has determined that each of Mr. Rowland, Ms. Schulman and Drs. Nashat and Udaltsov is an independent director under NASDAQ rules and under Rule 10A-3. Our Board of Directors has determined that Mr. Rowland is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met five times in 2014.

COMMITTEES OF THE BOARD

COMPENSATION COMMITTEE

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•	reviewing and approving, or making recommendations to our Board with respect to, the compensation of the CEO and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board with respect to Director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and

•	preparing the annual Compensation Committee Report required by Item 407(e)(5) of Regulation S-K, to the extent required.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter, which is available on our website at www.bindtherapeutics.com. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

In 2014, the Company engaged Pearl Meyer & Partners, LLC (“PM&P”), a compensation consulting firm, to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. As part of this process, our Chief Executive Officer consulted with PM&P with respect to its assessments of the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee reviewed compensation assessments provided by PM&P comparing our compensation to that of a group of peer companies within our industry and met with PM&P to discuss compensation of our executive officers, including the Chief Executive Officer, and to receive input and advice.

The members of our Compensation Committee are Ms. Shulman, Mr. Hutt and Dr. Udaltsov. Ms. Shulman has served as the chairperson of the Compensation Committee since September 2014. Prior to September 2014, Mr. Lynch served as chairperson of the Compensation Committee with Dr. Noubar Afeyan, Mr. Hutt and Nashat as members. Our Board has determined that each of Ms. Shulman, Mr. Hutt and Dr. Udaltsov is independent under the NASDAQ rules specific to compensation committee membership.

The Compensation Committee met five times during 2014.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

COMMITTEES OF THE BOARD

•	developing and recommending to the Board corporate governance guidelines; and

•	overseeing a periodic evaluation of the Board.

The members of our Nominating and Corporate Governance Committee are Mr. Hutt and Drs. Nashat and Rowinsky. Mr. Hutt serves as the chairperson of the Committee. Our Board has determined that each Mr. Hutt Dr. Nashat and Dr. Rowinsky are independent under the applicable NASDAQ rules.

The Nominating and Corporate Governance Committee met once during 2014.

DEVELOPMENT COMMITTEE

Our Development Committee’s responsibilities include:

•	reviewing the Company’s current and planned clinical and product development programs and initiatives; and

•	advising the Board in matters relating to clinical and product development.

The sole member of our Development Committee is Dr. Rowinsky, who serves as the chair of the Committee.

The Development Committee did not meet in 2014.

Executive and Director Compensation

Our named executive officers for the year ended December 31, 2014 include our principal executive officer and our two other most highly compensated executive officers:

•	Scott Minick, our president and chief executive officer during 2014;

•	Hagop Youssoufian, our chief medical officer since November 2014; and

•	Andrew Hirsch, our chief operating officer and principal financial officer during 2014.

In March 2015, we announced the following changes among our named executive officers:

•	Scott Minick resigned as our president and chief executive officer and continued to serve as a non-employee director; and

•	Andrew Hirsch was appointed as our president and chief executive officer effective March 10, 2015.

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) [2]	Non-Equity Incentive Plan Compensation ($) [4]	All Other Compensation ($) [5]	Total ($)
Scott Minick [1]	2014	407,500	—		758,014	131,200	13,500	1,310,214
Former President and Chief Executive Officer	2013	395,000	—		—	59,250	54,000	508,250
Hagop Youssoufian, M.D.	2014	64,167	20,000	[6]	913,751	20,268	—	1,018,186
Chief Medical Officer
Andrew Hirsch	2014	334,875	—		426,383	98,753	—	860,011
Chief Operating Officer and Chief Financial Officer

[1]	Mr. Minick resigned his employment on March 10, 2015. Mr. Minick continues to serve as a director of the Company.

[2]	Amounts for 2014 represent the full grant-date fair value of stock options granted during 2014, computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all option awards made to executive officers in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 11, 2015.

[4]	Amounts for 2014 represent annual cash bonuses paid to the named executive officers for performance during the year. For additional information regarding these amounts, see “—Executive Compensation Arrangements—2014 Bonuses” below.

[5]	The amounts for 2013 and 2014 represents Mr. Minick’s personal use of a Company apartment through the lease term ended in March 2014, calculated using the aggregate incremental cost to the Company of providing this benefit. For additional information regarding this amount, see “Executive Compensation Arrangements—Employee Benefits and Perquisites” below.

[6]	Represents a one-time cash bonus paid to Dr. Youssoufian in connection with his initial employment with us.

EXECUTIVE COMPENSATION ARRANGEMENTS

Base Salaries

The named executive officers receive base salary to compensate them for the satisfactory performance of duties to our Company. Each named executive officer’s salary is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Historically, we have considered base salary increases for our employees, including our named executive officers, annually during our first fiscal quarter and implemented any increases during that quarter. Effective March 1, 2014, Mr. Minick’s annual base salary was increased from $395,000 to $410,000 and Mr. Hirsch’s annual base salary was increased from $285,000 to $342,000. Dr. Youssoufian’s 2014 annual base salary was established at the time he became an employee.

EXECUTIVE AND DIRECTOR COMPENSATION

Annual Cash Incentives

Our board of directors or compensation committee may award annual cash incentives to our named executive officers based on company performance or other factors that the board determines are appropriate. Historically, these amounts have been determined in the context of the Company’s performance against business goals and objectives established early in each fiscal year. While these goals and objectives may be communicated to the named executive officers, there is no predetermined formula for computing annual bonuses based upon the Company’s level of performance against these goals and objectives or individual contributions to the Company’s performance. Instead, the board of directors exercises its discretion in determining the amount paid to each named executive officer, taking into account the named executive officer’s target amount and the recommendations of our compensation committee.

For 2014, our goals and objectives generally related to designing and executing clinical trials and commercial and regulatory plans for in-process therapeutic products, performing assessments of developing proprietary products, creating development plans for our biopharmaceutical partner collaboration programs, execution of public relations and investor engagement strategies and key employee recruitment.

In March 2015, the board of directors reviewed performance of the Company and the respective contribution of each individual executive toward the Company’s 2014 goals and objectives and elected to pay bonuses to each of the named executive officers. The amounts awarded to each named executive officer for 2014 performance are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

Target cash incentives as a percent of annual salary for 2014 were as follows for each of our named executive officers:

Named Executive Officer	2014 Target
Scott Minick	40%
Hagop Youssoufian	35%
Andrew Hirsch	35%

Equity Compensation

We offer stock options to our employees, including our named executive officers, as the long-term component of our compensation program. We typically grant options to employees when they commence employment with us and may subsequently grant additional options in the discretion of our compensation committee or our board of directors. Our stock options allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant and may be intended to qualify as “incentive stock options” under the Internal Revenue Code.

Generally, our stock options vest as to 25% of the total number of shares subject to the option on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, subject to the holder’s continued service to the Company. From time to time, grants may be awarded in a form other than stock options or using alternate vesting schedules as the compensation committee determines appropriate. Stock options may also be subject to accelerated vesting in connection with a sale of our company, as described for our named executive officers later in this section.

We awarded stock options to our named executive officers during 2014 in the following amounts and vesting in accordance with our standard time-based vesting schedule described above:

Named Executive Officer	2014 Options Granted (#)
Scott Minick	80,000
Hagop Youssoufian	175,000
Andrew Hirsch	45,000

EXECUTIVE AND DIRECTOR COMPENSATION

These stock options vest in accordance with our standard vesting schedule described above. Dr. Youssoufian’s 2014 stock option grant was made in connection with his initial employment.

Employment, Severance and Change in Control Arrangements with our other Named Executive Officers

We have entered into employment letter agreements with each of Dr. Youssoufian and Mr. Hirsch. These agreements provide for base salaries, annual cash incentive opportunities, and payments in the event the executive’s employment is terminated in certain circumstances. Each of these elements is described further in the following sections. Each named executive officer has entered into a confidentiality and non-competition agreement with us that prohibits him from disclosing our confidential information and from being an employee or consultant of a company directly competing with us, or from soliciting our employees or customers, for one year following a termination of his employment.

Mr. Hirsch and Dr. Youssoufian may be entitled to certain payments and benefits on a termination of employment or change in control of the Company, as described below.

Mr. Hirsch entered into a new severance agreement in connection with his appointment as our president and chief executive officer. Under the terms of the new agreement, if (a) the Company terminates Mr. Hirsch’s employment without Cause while he is employed as the Company’s chief executive officer or during the one-year period after the Company first appoints any individual other than him as chief executive officer of the Company or (b) Mr. Hirsch resigns his employment during the period beginning six months and ending twelve months after the first appointment of any individual other than him as chief executive officer, Mr. Hirsch will be entitled to receive 12 months of base salary continuation plus an amount equal to 3.33% of his then current annual base salary for each full calendar month elapsed in the year of termination, accelerated vesting of all Company equity awards he holds as of the termination date, and up to 12 months of direct payment or reimbursement for COBRA premiums. If we terminate Mr. Hirsch’s employment without Cause or he resigns for Good Reason in circumstances other than those described above, he will be entitled to the same benefits as applied before his becoming president and chief executive officer, as described below.

The following table presents the payments and benefits that Mr. Hirsch was entitled to prior to becoming our president and chief executive officer and that Dr. Youssoufian is entitled to if the executive’s employment is terminated by the Company without Cause or the executive resigns employment for Good Reason:

Payment or Benefit
Base Salary Continuation	6 months, plus 1 month per full year of service, up to 12 months total
Medical Benefits Continuation	6 months, plus 1 month per full year of service, up to 12 months total

The table below presents the payments and benefits that Mr. Hirsch was entitled to prior to becoming our president and chief executive officer and that Dr. Youssoufian is entitled to if, within the three (3) months immediately preceding or the twelve (12) months immediately following a sale of the Company, the executive’s employment is terminated by the Company without Cause or the executive resigns employment for Good Reason:

Amount
Base Salary Continuation	12 months
Equity Vesting	Immediate and full vesting of awards granted after September 1, 2013
Medical Benefits Continuation	12 months

Any payments or benefits in connection with terminations described in this section are conditioned on the executive executing a release and his continued compliance with any post-employment restrictive covenants. Additionally, reimbursements for medical benefits continuation are subject to eligibility requirements and any other provisions of our group medical insurance benefit plans.

EXECUTIVE AND DIRECTOR COMPENSATION

For Mr. Hirsch and Dr. Youssoufian, Cause is defined substantially to mean (i) a failure to substantially perform duties or comply with, in any material respect, applicable Company policies, (ii) a material failure to carry out or comply with a lawful and reasonable directive of the Company, (iii) breach of a material provision of any agreement with the Company, (iv) conviction of any felony or crime involving moral turpitude, (v) unlawful use or possession of illegal drugs on the Company’s or an affiliate’s premises or while performing duties and responsibilities for the Company or its affiliates or (vi) commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or its affiliate.

Good reason for Mr. Hirsch and Dr. Youssoufian is defined substantially to mean a resignation of employment within 30 days after any of the following: (i) a change in principal work location to a location more than 60 miles from the Company’s Cambridge, Massachusetts location, (ii) a material reduction in salary or benefits, other than a reduction of not more than 20% below the level then in effect and which is proportionate to a reduction imposed on other company executives of similar seniority, or (iii) a material reduction in duties, position, title or responsibilities, other than a mere reduction in title or reporting responsibilities following a sale of our Company. In addition, all options currently held by Mr. Hirsch that were granted prior to September 1, 2013 will vest and become exercisable on the first of the following to occur after a sale of our Company: (i) the first anniversary of the sale, subject to Mr. Hirsch’s continued employment on such date, (ii) Mr. Hirsch’s termination by us other than for Cause, and (3) Mr. Hirsch’s resignation for Good Reason.

A sale of our company is defined for purposes of the foregoing agreements to occur upon the sale of all or substantially all of our assets or issued and outstanding capital stock, or a merger or consolidation in which our stockholders immediately before the transaction do not own more than 50 percent of the outstanding voting power of the surviving entity’s equity interests immediately after the transaction.

OTHER ELEMENTS OF COMPENSATION

Retirement Plans

We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees and subject to Internal Revenue Code limits. Currently, we do not match contributions made by participants in the 401(k) plan or make other contributions to participant accounts.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical and dental benefits, flexible spending accounts and group term life insurance. We may from time to time reimburse moving expenses for our named executive officers that we require to relocate during the course of performing services for us. In addition, we provided Mr. Minick with the use of an apartment that the Company leases near our corporate headquarters in Cambridge, Massachusetts until May 2014. Our named executive officers do not receive any other perquisites.

We believe the items described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

EXECUTIVE AND DIRECTOR COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table summarizes outstanding equity awards held by our named executive officers as of December 31, 2014.

Name	Vesting Commencement Date	Option Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date
Scott Minick	—	170,422	—	$2.52	6/11/2022
	11/7/2011	43,788	13,019	$2.52	6/11/2022
	—	34,351	—	$2.52	10/15/2022
	11/7/2011	8,826	2,624	$2.52	10/15/2022
	3/11/2014	—	80,000	$12.81	3/10/2024
Hagop Youssoufian, M.D.	11/1/2014	—	175,000	$8.05	10/31/2024
Andrew Hirsch	8/11/2012	41,493	46,376	$2.52	8/10/2022
	10/16/2012	2,837	3,173	$2.52	10/15/2022
	4/23/2012	5,737	8,032	$2.52	4/22/2022
	3/11/2014	—	45,000	$12.81	3/10/2022

[1]	The options vest as to 25% of the underlying shares on the first anniversary of the vesting commencement date and as to an additional 2.083% of the underlying shares monthly thereafter.

2014 DIRECTOR COMPENSATION

The following table sets forth information for the year ended December 31, 2014 regarding the compensation earned by individuals serving as our directors other than Mr. Minick during 2014. Mr. Minick did not receive compensation for his performance of services as a director in 2014.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(6)	All Other Compensation ($)		Total ($)
Daniel Lynch [1]	69,836	346,846	186,128	[7]	602,810
Noubar Afeyan, Ph.D. [2]	16,374	—	—		16,374
Omid Farokhzad, M.D. [3]	14,327	—	90,000	[8]	104,327
Peter Barton Hutt	47,500	97,204	—		144,704
Robert S. Langer, Sc.D. [4]	37,030	97,204	90,000	[9]	224,234
Amir Nashat, Sc.D.	47,342	97,204	—		144,546
Eric Rowinsky, M.D.	17,614	186,675	—		204,289
Charles Rowland	34,203	162,007	—		196,210
Amy Schulman	14,552	186,675	—		201,227
Yurii Udaltsov, Cand. Sc. [5]	—	—	—		—

[1]	We and Mr. Lynch have entered into a consulting agreement pursuant to which he performs certain senior executive duties for us. For additional information regarding the terms of Mr. Lynch’s service with us, see “Narrative to 2014 Director Compensation Table” below.

[2]	Dr. Afeyan ceased serving as a director on the date of our 2014 annual meeting.

[3]	Dr. Farokhzad ceased serving as a director on the date of our 2014 annual meeting and continues to perform services for our company as a consultant.

[4]	Dr. Langer also performs services for our company as a consultant.

[5]	Dr. Udaltsov waived all compensation payable to him for service on our board of directors or any of its committees during 2014.

EXECUTIVE AND DIRECTOR COMPENSATION

[6]	Amounts reflect the full grant-date fair value of stock options granted during 2014 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to our directors in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 11, 2015.

[7]	Represents fees paid to Mr. Lynch for his services as a consultant during 2014.

[8]	Represents fees paid to Dr. Farokhzad for his services as a consultant during 2014.

[9]	Represents fees paid to Dr. Langer for his services as a consultant during 2014.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2014 by each non-employee director who was serving as of December 31, 2014.

Name	Options Outstanding at Fiscal Year End (#)
Daniel Lynch	624,219
Peter Barton Hutt	81,793
Robert S. Langer, Sc.D.	140,811
Amir Nashat, Sc.D.	15,000
Eric Rowinsky, M.D.	25,000
Charles Rowland	25,000
Amy Schulman	25,000
Yurii Udaltsov, Cand. Sc.	—

Our board of directors approved a director compensation program that became effective upon the closing of our initial public offering. Under this program, our non-employee directors are paid a cash retainer for service on the board of directors and service on each committee on which the director also serves. These retainers are payable in four quarterly installments, in arrears, and are prorated for any partial quarters of service. The amount of each retainer for service in 2014 was as follows:

	Chair Annual Retainer	Non-Chair Retainer
Board of Directors	$60,000	$35,000
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$7,500	$3,000
Development Committee	$20,000	$10,000

In addition, the non-employee director compensation program provides for the grant of equity awards under our 2013 Plan to our non-employee directors as follows:

•	an option to purchase 25,000 shares of our common stock at an exercise price per share equal to the fair market value of our common stock on the date of grant, which we refer to as an Initial Award, on the date of initial election or appointment to the board of directors; and

•	an option to purchase 15,000 shares of our common stock (20,000 shares for the Chairman of the board of directors) at an exercise price per share equal to the fair market value of our common stock on the date of grant, which we refer to as a Subsequent Award, automatically on the date of our annual meeting of stockholders if a non-employee director has been serving on the board of directors for at least six months as of the date of the annual meeting and will continue to serve as a non-employee director immediately following such meeting.

Subject to the non-employee director’s continued service, Initial Awards vest and become exercisable in substantially equal installments on each of the first four anniversaries of the date of grant and Subsequent Awards vest and become exercisable in full on the earlier of the first anniversary of the date of grant or immediately prior to the first annual meeting of the Company’s stockholders occurring after the date of grant. All outstanding Initial Awards and Subsequent Awards will vest in full immediately prior to the occurrence of a change in control.

EXECUTIVE AND DIRECTOR COMPENSATION

NARRATIVE TO 2014 DIRECTOR COMPENSATION TABLE

Consulting Agreement with Mr. Lynch

We and Mr. Lynch entered into a consulting agreement effective September 2013 under which Mr. Lynch performs certain senior executive duties for us. The consulting agreement provides that Mr. Lynch will spend at least 20% of his business time performing services for us. In addition to the amounts payable to Mr. Lynch under the company’s non-employee director compensation program described above for his service on our board of directors, Mr. Lynch is entitled to receive during the term of his consulting service with us a monthly retainer of $10,000 and an additional consulting fee payable on the same terms and subject to the same conditions as the annual performance-based bonus for our chief executive officer, provided that the target percentage of this additional consulting fee for Mr. Lynch will be 1.67 times the chief executive officer’s target annual bonus percentage and, if this additional consulting fee is payable to Mr. Lynch in any year, the additional consulting fee will be further increased by $2,500. The additional consulting fee paid to Mr. Lynch for services during 2014 is included in the “All Other Compensation” column of the 2014 Director Compensation Table above. Mr. Lynch is also entitled to participate in our health and dental benefit plans if he is not receiving these benefits from an employer and to participate in our other employee benefit plans, in each case to the extent permitted under the terms of the plans and applicable law.

If Mr. Lynch terminates his consulting relationship with us for Good Reason, he will be entitled to receive the monthly retainers that otherwise would have been payable to him over the nine months following the termination of his consulting relationship, paid in monthly installments, and nine months of accelerated vesting of any then-unvested time-based stock options granted to him under his employment agreement. In addition, Mr. Lynch will remain eligible to vest in certain of the performance-based options that were granted to him under his employment agreement for nine months following the date of the termination of his consulting relationship with the company. Mr. Lynch’s right to receive these severance payments and benefits is conditioned upon his executing a release of claims in our favor. The agreement further provides that Mr. Lynch is entitled to receive nine months of notice prior to our terminating his consulting relationship without Cause and will provide us with nine months of notice prior to his terminating his consulting relationship with us without Good Reason. In either of these events, provided that Mr. Lynch executes a release of claims in our favor after a termination notice is delivered, he will be entitled during the nine month notice period to continue receiving monthly consulting retainers and benefits and to continue vesting in his equity-based awards and will continue to perform services for us during the nine month notice period to the extent agreed between Mr. Lynch and us.

Cause is defined in Mr. Lynch’s consulting agreement to mean (1) a willful and intentional failure to substantially perform reasonably assigned duties for the Company or to follow material policies which continues for 10 business days following written notice, (2) engaging in an act of material dishonesty, fraud or willful misconduct in connection with the performance of duties or in dealings with the Company, (3) knowingly engaging in conduct which reasonably would be expected to be materially detrimental or injurious to the Company, or (4) conviction of a felony other than an automobile violation. Good Reason is defined in Mr. Lynch’s consulting agreement to mean (1) a material diminution or adverse change in authority, title or duties or (2) the Company’s material breach of the agreement, in either case, that remains uncured for 30 days after receipt of notice.

Consulting Agreements with Drs. Farokhzad and Langer

We entered into amended consulting agreements with Drs. Farokhzad and Langer in August 2013, pursuant to which each individual provides consulting services to us unrelated to his service as a director. The consulting agreements provide that effective as of the closing of our IPO, the quarterly consulting fees payable to each of Drs. Farokhzad and Langer will be $22,500. Dr. Farokhzad has

EXECUTIVE AND DIRECTOR COMPENSATION

continued to provide consulting services to us following the end of his term as one of our directors. The total amounts of consulting fees paid to Drs. Farokhzad and Langer during 2014 are included in the “All Other Compensation” column of the 2014 Director Compensation Table above.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans [2]
Equity compensation plans approved by security holders [1]	2,843,719	$5.16	1,385,244
Equity compensation plans not approved by security holders	—	—	—
Total	2,843,719	$5.16	1,385,244

[1]	Consists of the 2006 Stock Incentive Plan and the 2013 Incentive Award Plan.

[2]	As of December 31, 2014, there were no shares of Common Stock available for future issuance under the 2006 Stock Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

COMMON STOCK

The following tables set forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock as of March 31, 2015 and (ii) each of our Directors (which includes all nominees), each of our Named Executive Officers, and all Directors and executive officers as a group, as of March 31, 2015.

The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 20,393,574 shares of Common Stock outstanding as of March 31, 2015. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2015 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless noted otherwise, the address of all listed stockholders is 325 Vassar Street, Cambridge, Massachusetts 02139. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise.

SECURITY OWNERSHIP OF 5% STOCKHOLDERS

The following table sets forth the persons who, to our knowledge, beneficially owned as of March 31, 2015, more than 5% of the outstanding shares of our Common Stock. This information is based upon information furnished to us by each such person and/or based upon public filings with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Ventures International[1] Windward 1, Regatta Office Park P.O. Box 897 Grand Cayman KY1-1103 Cayman Islands Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, California 94111	2,099,253	9.9%
Sabby Healthcare Master Fund, Ltd.[2] Sabby Volatility Warrant Master Fund, Ltd. c/o Oglier Fiduciary Services (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman KYI-9007 Cayman Islands Sabby Management, LLC Hal Mintz 10 Mountainview Road, Suite 205 Upper Saddle River, New Jersey	2,099,253	9.9%
Entities Affiliated with Polaris Venture Partners V, L.P. [3] 1000 Winter Street, Suite 3350 Waltham, MA 02451	2,018,253	9.9%
Flagship Ventures Fund 2004, L.P.[4] One Memorial Drive, 7th Floor Cambridge, Massachusetts 02142	1,562,614	7.7%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
RUSNANO[5] 10A prospect 60-letiya Oktyabrya, Moscow, Russia 117036	1,491,357	7.3%
DHK Investments LLC[6] 4111 East 37th Street North Wichita, KS 67220	1,399,153	6.9%

[1]	Based solely on a Schedule 13G filed by Capital Ventures International and Heights Capital Management, Inc., which serves as the investment manager to Capital Ventures International, with the SEC on February 13, 2015. According to the Schedule 13G, Capital Ventures International and Heights Capital Management have shared voting power and shared dispositive power with respect to 2,099,253 shares of Common Stock. The shares reported as beneficially owned include (i) 1,391,300 shares of Common Stock and (ii) 707,953 shares of Common Stock issuable upon the exercise of a warrant to purchase shares (the “Warrant”). The Warrant is not exercisable to the extent the number of shares beneficially owned by Capital Ventures International or Heights Capital Management, Inc. and their affiliates exceeds 9.999%.

[2]	Based solely on a Schedule 13G filed by Sabby Healthcare Master Fund, Ltd., Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC, the investment advisor to Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., and Hal Mintz, the manager of Sabby Management, LLC, with the SEC on February 9, 2015 and information obtained by the Company. According to the Schedule 13G, Sabby Healthcare Master Fund, Ltd. has shared voting power and shared dispositive power over 834,780 shares of Common Stock, Sabby Volatility Warrant Master Fund, Ltd. has shared voting power and shared dispositive power over 556,520 shares of Common Stock and Sabby Management, LLC and Mr. Mintz have shared voting power and shared dispositive power over 1,391,300 shares of Common Stock. According to information obtained by the Company, the shares reported as beneficially owned include (i) 1,391,300 shares of Common Stock and (ii) 707,953 shares of Common Stock issuable upon the exercise of a warrant to purchase shares (the “Warrant”). The Warrant is not exercisable to the extent the number of shares beneficially owned by Sabby Healthcare Master Fund, Ltd., Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC or Hal Mintz and their affiliates exceeds 9.999%.

[3]	Based solely on a Schedule 13D filed by Polaris Venture Partners V, L.P., et. al., with the SEC on February 14, 2014. Ownership includes (a) 1,947,481 shares of Common Stock held by Polaris Venture Partners V, L.P., or Polaris V, (b) 37,956 shares of Common Stock held by Polaris Venture Partners Entrepreneurs’ Fund V, L.P. (“Polaris Fund V”), (c) 13,340 shares of Common Stock held by Polaris Venture Partners Founders’ Fund V, L.P. (“Polaris EFund V”), and (d) 19,476 shares of Common Stock held by Polaris Venture Partners Special Founders’ Fund V, L.P. (“Polaris SFFund V and, together with Polaris V, Polaris EFund V and Polaris FFund V, the “Funds”). Each of the Funds has sole voting and investment power with respect to the shares directly held by it. The general partner of each of the Funds is Polaris Venture Management Co. V, LLC (“Polaris Management”). Polaris Management may be deemed to have sole voting and dispositive power with respect to the shares held by the Funds, and disclaims beneficial ownership of all the shares held by the Funds except to the extent of its proportionate pecuniary interest therein. Jonathan Flint, Terrance McGuire and Amir Nashat are also members of Polaris Management, and as members of the general partner, they may be deemed to have shared voting and dispositive power over the shares held by the Funds. Johnathan Flint, Terrance McGuire and Amir Nashat disclaim beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein.

[4]	Based solely on a Schedule 13G filed by Flagship Ventures Fund 2004, L.P., et. al., with the SEC on February 10, 2014. The general partner of Flagship Ventures Fund 2004, L.P. (“Flagship”), is Flagship Ventures General Partner LLC (“Flagship LLC”). Dr. Afeyan, one of our former directors in 2014, and Edwin M. Kania, Jr. are the managers of Flagship LLC. As a result, each of Flagship LLC, Dr. Afeyan and Mr. Kania may be deemed to possess shared voting and dispositive power over, and may be deemed, to have indirect beneficial ownership with respect to, all shares held by Flagship. Neither Flagship LLC, Dr. Afeyan nor Mr. Kania owns directly any of the shares. Each of Flagship, Flagship LLC, Dr. Afeyan and Mr. Kania disclaims beneficial ownership of the shares held by Flagship except to the extent of their pecuniary interest therein.

[5]	Based solely on a Schedule 13D filed by RUSNANO with the SEC on October 4, 2013. RUSNANO is an open joint stock company organized under the laws of the Russian Federation. The Russian Federation owns 100% of RUSNANO. The management board of RUSNANO has voting and investment power with respect to the shares held by RUSNANO. Dr. Udaltsov, one of our directors, is a member of the RUSNANO management board. To the extent that Dr. Udaltsov is deemed to be a beneficial owner and share voting and investment power with respect to the shares held by RUSNANO, Dr. Udaltsov disclaims beneficial ownership of the shares held by RUSNANO, except to the extent of his pecuniary interest therein.

[6]	Based solely on a Schedule 13G filed by DHK Investments, LLC and David H. Koch with the SEC on October 3, 2013. Mr. David H. Koch beneficially owns the shares held by DHK Investments, LLC. Mr. Koch is the sole Manager and sole beneficial owner of DHK Investments, LLC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

Name	Amount and Nature of Beneficial Ownership [1]	Percent of Class
Directors (which includes all nominees) and Named Executive Officers:
Scott Minick [2]	793,683	3.8%
Hagop Youssoufian, M.D.	—	—
Andrew Hirsch [3]	108,958	*
Daniel Lynch[4]	420,813	2.0%
Peter Barton Hutt[5]	64,181	*
Robert Langer, Sc.D. [6]	852,985	4.2%
Amir Nashat, Sc.D.[7]	3,750	*
Eric Rowinsky, M.D.	—	—
Charles Rowland[8]	6,250	*
Amy Schulman	—	—
Yurii Udaltsov, Cand. Sc.	—	—
All Directors and executive officers as a group (13 persons)[9]	2,374,755	11.0%

*	Less than one percent.

[1]	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

[2]	100,475 of these shares are held in a family trust, of which Mr. Minick is a trustee. Additionally includes 353,030 shares which Mr. Minick has the right to acquire pursuant to outstanding options which are or will be immediately exercisable within 60 days of March 31, 2015.

[3]	Includes 77,665 shares which Mr. Hirsch has the right to acquire pursuant to outstanding options which are or will be immediately exercisable within 60 days of March 31, 2015.

[4]	Consists of 420,813 shares which Mr. Lynch has the right to acquire pursuant to outstanding options which are or will be immediately exercisable within 60 days of March 31, 2015.

[5]	Consists of 64,181 shares which Mr. Hutt has the right to acquire pursuant to outstanding options which are or will be immediately exercisable within 60 days of March 31, 2015.

[6]	Includes 129,561 shares which Dr. Langer has the right to acquire pursuant to outstanding options which are or will be immediately exercisable within 60 days of March 31, 2015.

[7]	Consists of 3,750 shares which Dr. Nashat has the right to acquire pursuant to outstanding options which are or will be immediately exercisable within 60 days of March 31, 2015.

[8]	Consists of 6,250 shares which Mr. Rowland has the right to acquire pursuant to outstanding options which are or will be immediately exercisable within 60 days of March 31, 2015.

[9]	Includes shares of restricted common stock which are subject to our right of repurchase, shares of common stock issuable upon the early exercise of options and shares of common stock issuable upon the exercise of outstanding options which are or will be immediately exercisable within 60 days of March 31, 2015, as set forth in footnotes (2) to (8). Also includes 107,752 shares which Mr. Koerwer has the right to acquire pursuant to outstanding options which are or will be immediately exercisable within 60 days of March 31, 2015 and 8,750 shares which Mr. Lindblom has the right to acquire pursuant to outstanding options which are or will be immediately exercisable within 60 days of March 31, 2015.

Certain Relationships

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock.

CONSULTING AGREEMENTS

We have consulting agreements with Mr. Lynch and Dr. Langer, pursuant to which each individual provides consulting services to us unrelated to his service as a director. We also have a consulting agreement with Dr. Farokhzad, who served as a director during 2014. For more information regarding the compensation paid to Mr. Lynch, Dr. Langer and Dr. Farokhzad for these services, see “Executive and Director Compensation—2014 Director Compensation.”

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

STOCK OPTION GRANTS TO EXECUTIVE OFFICERS AND DIRECTORS

We have granted stock options to our executive officers and certain of our directors as more fully described in the section entitled “Executive and Director Compensation.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2014, with the exception of one Form 4 filed on behalf of Mr. Minick on September 12, 2014 reporting late one transaction.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee members currently include Ms. Schulman, Mr. Hutt, and Dr. Udaltsov. Mr. Lynch and Drs. Afeyan and Nashat served on our Compensation Committee earlier in 2014, during which time Drs. Afeyan and Nashat each was affiliated with certain of our stockholders who own greater than 5% of our outstanding Common Stock. None of our executive officers served as a director or a member of a Compensation Committee (or other committee serving an equivalent function) of any other entity, of whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2014.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 325 Vassar Street, Cambridge, Massachusetts 02139, in writing not later than December 29, 2015.

Stockholders intending to present a proposal at the 2016 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated By-laws. Our Amended and Restated By-laws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2016 Annual Meeting of Stockholders no earlier than the close of business on February 10, 2016 and no later than the close of business on March 11, 2016. The notice must contain the information required by the Amended and Restated By-laws, a copy of which is available upon request to our Secretary. In the event that the date of the 2016 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 9, 2016, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2016 Annual Meeting and not later than the close of business of the 90th day prior to the 2016 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our Directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

BIND’s Annual Report on Form 10-K

A copy of BIND’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 14, 2015 without charge upon written request addressed to:

BIND Therapeutics, Inc.

Attention: Secretary

325 Vassar Street

Cambridge, Massachusetts 02139

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2014 at www.bindtherapeutics.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Christopher Lindblom, Secretary

Cambridge, Massachusetts

April 27, 2015

BIND THERAPEUTICS, INC. 325 VASSAR STREET CAMBRIDGE, MA 02139	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees

01	Robert Langer, Sc.D.
The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.							☐	☐	☐
NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

BIND THERAPEUTICS, INC.

Annual Meeting of Stockholders

June 9, 2015 8:30 AM EDT

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of BIND Therapeutics, Inc. hereby appoint(s) Andrew Hirsch and Christopher Lindblom, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of BIND Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM EDT on June 9, 2015, at the offices of Latham & Watkins LLP, John Hancock Tower, 27th Floor, 200 Clarendon Street, Boston, MA 02116, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side